Rule 424(b)(2)
                                     Registration No. 333-11239




PRICING SUPPLEMENT NO.   18    , DATED     July 23, 1997

(To Prospectus dated September 13, 1996 and Prospectus Supplement dated September 13, 1996)


                       ENERGEN CORPORATION
                   Medium-Term Notes, Series A
                         CUSIP #29265AAQ9


FIXED RATE NOTE

Trade Date:              July 23, 1997

Principal Amount:   $2,000,000      Original Issue Date:   7/28/97

Issue Price:          100% (Par)   Commission Rate:      0.750%

Net Proceeds:       $1,985,000

Interest Rate Per Annum:      7.23 %Stated Maturity Date: 7/28/17

Interest Payment Dates:   April 1 and October 1

Presenting Agent:    Smith Barney, Inc.              , as agent

Additional Terms:   None